EXHIBIT 24.1
SECTION 16 AND FORM 144
POWER OF ATTORNEY

With respect to holdings of and transactions in securities issued by Rent the Runway, Inc. (the “Company”), the undersigned hereby constitutes and appoints the individuals named on Schedule A attached hereto and as may be amended from time to time, or any of them signing singly, with full power of substitution and resubstitution, to act as the undersigned’s true and lawful attorney-in-fact to:

1.execute for and on behalf of the undersigned, Schedules 13D and 13G in accordance with Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, and Forms 3, 4, and 5 in accordance with Section 16 of the Exchange Act and the rules thereunder, and Notices of Proposed Sale of Securities Pursuant to Rule 144 (“Form 144”), in accordance with the requirements of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”);

2.obtain and maintain credentials, including through the submission of any Form ID, amended Form ID or passphrase update application, to enable the undersigned, directly or indirectly including through a delegated entity, account administrator or other designated filing agent, to submit and file information and documents via the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system or successor EDGAR Next, including identification codes, verification codes, passwords and password management codes, and any related annual certifications or confirmations, and to act as the undersigned’s agent for such purposes; and

3.do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D, Schedule 13G, Form 3, Form 4, Form 5, and Form 144, complete and execute any amendment or amendments thereto, timely file such Schedule 13D, Schedule 13G, Form 3, Form 4, Form 5, and Form 144, as applicable, and any amendment thereto, with the United States Securities and Exchange Commission and any stock exchange or similar authority, and take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorneys-in-fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 13 and Section 16 of the Exchange Act, or Rule 144 under the Securities Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Schedule 13D, Schedule 13G, Form 3, Form 4, Form 5, and Form 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23rd day of October, 2025.
/s/ Damian J. Giangiacomo
Damian J. Giangiacomo

Schedule A

INDIVIDUALS APPOINTED AS ATTORNEY-IN-FACT,
WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION

1.    Cara Schembri, Chief Legal & Administrative Officer of the Company